Exhibit 99.1

NEWS RELEASE

ZOMAX ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

MINNEAPOLIS, MN, May 10, 2005—Zomax Incorporated (Nasdaq: ZOMX), today reported financial results for its first quarter ended April 1, 2005. Revenues in the quarter were $42.2 million, a decrease of 16% from the $50.0 million in revenues reported in the first quarter of 2004.  Net loss for the quarter was $4.1 million, or $0.13 per share, compared with a net loss of $1.5 million, or $0.05 per share in the first quarter of 2004.

Net loss in the first quarter of 2005 includes a pre-tax benefit of $1.8 million, or $0.03 per share, related to an adjustment of the portion of the Company’s litigation reserves that are payable in shares of the Company’s common stock, and pre-tax charges of approximately $0.2 million, or $0.01 per share, related to restructuring activities in its Ireland operations.

“Our revenues for the first quarter came in within the range we provided late in March and reflect changes in the timing of customer product launches and subscription cycles, a decrease in seasonal sell-through for one of our retail customers and softer demand from our major PC OEM customers,”  said Anthony Angelini, President and CEO of Zomax. “With our restructuring initiatives in place we believe we are well positioned to reach our goal of profitability during the second half of the year.  Our balance sheet remains strong with approximately $60 million in cash and no debt which we believe gives us the financial flexibility to drive the long term growth plans for the Company.”

Angelini continued, “We have begun to execute on our restructuring plan which will have a significant and positive impact on our North American and Ireland financial performance. Our plan is designed to reduce excess costs, streamline our operating structure and ultimately return Zomax to profitability.  We believe that the majority of the restructuring initiatives will be completed by the beginning of the third quarter.  Once we achieve profitability, we believe there will be a number of opportunities to achieve top line growth through both ongoing internal efforts and accretive acquisitions.  In addition, with our recent agreement to settle the pending shareholder class action lawsuit, we believe that we have made significant progress in resolving legacy issues, which will allow us to focus more time and efforts on our core business.”

Looking ahead to the second quarter of 2005, the Company is forecasting revenues comparable to the first quarter.  Excluding restructuring costs of between $0.05 and $0.07 per share, the Company expects to incur a net loss of between $0.09 and $0.13 per share.

Conference Call

Zomax will host a conference call on May 10, 2005 beginning at 4:30 p.m. Central Time, to discuss the matters outlined in this press release.

To participate in this conference call, please dial 800-257-3401 for domestic callers or 303-262-2131 for international callers.  A replay of the conference call will be available for seven days by calling 800-405-2236 for domestic callers or 303-590-3000 for international callers, both using passcode 11030038#. The conference call will also be available by webcast. Participants may log on to the webcast conference call by pre-registering at www.zomax.com and clicking on the webcast link.

About Zomax:

Zomax helps companies more efficiently bring their products and content to market worldwide. Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services. These services include “front-end” customer contact and e-commerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax operates 11 facilities across the United States, Canada, Mexico and Ireland. The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”. For more information on Zomax, visit www.zomax.com or call (866) 553-9393.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release relating to expected financial results for the second quarter of 2005, our ability to achieve sustainable profitability, the timing of the completion of our restructuring activities, the opportunities to achieve revenue growth through internal initiatives or accretive acquisitions, our progress toward resolving legacy issues and the adequacy of our cash balances to drive the long-term growth plan for the Company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements.  We caution that any forward-looking statements made by us in this release or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, without limitation, our ability to implement our restructuring and consolidation plans designed to achieve cost reductions in our North American and Ireland operations; the potential negative impact on our customer relationships as we implement our consolidation plans or attempt to execute pricing strategies that are not acceptable to the market place, our ability to accurately predict the amount of time and cost required to fully complete our restructuring plan, our ability to retain key employees during and subsequent to the execution of these restructuring activities, the changes and volatility in the personal computer hardware and software industry, particularly with respect to the demand for CD and DVD media, from which a significant portion of our revenues are derived; macroeconomic factors that influence the demand for personal computer hardware and software and the resulting demand for our services; consolidation among our customers or competitors, which could cause disruption in our customer relationships or displacement of us as a services provider to one or more customers; our ability to make the proper strategic choices with respect to pursing profitable growth in our business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our revenues; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in the demand for particular services we offer or the content included in the products we produce for our customers; the volatility of polycarbonate prices; effects of pending litigation; and other risks and uncertainties, including those identified and discussed in detail under the caption “Risks and Uncertainties” in Item 1 of our 2004 Form 10-K.  We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events.  Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

Company Contacts:	Investor/Media Contact:
Anthony Angelini	Douglas Sherk/Jennifer Beugelmans
President and CEO	CEO/Senior Vice President
Zomax, Inc.	EVC Group, Inc.
(763) 553-9300	(415) 896-6820

Rob Rueckl

Chief Financial Officer

Zomax, Inc.

(763) 553-9300

ZOMAX INCORPORATED

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	April 1, 2005	March 26, 2004 (1)

Revenue	$42,181	$50,035

Cost of revenue	40,385	43,085

Gross profit	1,796	6,950

Selling, general and administrative expenses	10,227	9,405
Restructuring costs	230	—
Litigation reserve adjustment	(1,830)	—

Operating loss	(6,831)	(2,455)

Other income, net	350	159

Loss before income taxes	(6,481)	(2,296)

Income tax benefit	(2,333)	(750)

Net loss	$(4,148)	$(1,546)

Loss per share:

Basic	$(0.13)	$(0.05)

Diluted	$(0.13)	$(0.05)

Weighted average common shares outstanding:

Weighted average common shares outstanding	32,613	32,716

Dilutive effect of stock options	—	—

Weighted average common and diluted shares outstanding	32,613	32,716

(1) As previously disclosed in our 2004 Form 10-K, we have restated our first quarter 2004 consolidated financial statements for misstatements discovered in our Ireland subsidiary

ZOMAX INCORPORATED

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	April 1, 2005	December 31, 2004
ASSETS:

Current Assets:

Cash and cash equivalents	$39,185	$41,092

Available-for-sale securities	20,500	19,200

Accounts receivable, net	23,848	36,180

Inventories, net	14,197	14,633

Other current assets	11,432	12,114

Total current assets	109,162	123,219

Property and equipment, net	33,161	35,408

Available-for-sale securities	1,673	3,624

Deferred income taxes	8,957	5,903

	$152,953	$168,154

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:

Accounts payable	13,351	20,710

Accrued expenses	17,620	19,177

Total current liabilities	30,971	39,887

Deferred rent	137	155

Total liabilities	31,108	40,042

Shareholders’ equity:

Common stock	62,423	62,134

Retained earnings	52,713	56,861

Accumulated other comprehensive income	6,709	9,117

Total shareholders’ equity	121,845	128,112

	$152,953	$168,154